UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2014

INDIGO-ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV		89074

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

N/A

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2014, the Board of Directors of Indigo-Energy, Inc. (the “Company”) approved amended and restated bylaws of the Corporation (the “Amended and Restated Bylaws”), which were effective immediately upon approval by the Board. A copy of the amended and restated bylaws of the Company is attached hereto as Exhibit 3.1.

Among other things, the amended and restated bylaws effect changes to the bylaws so as to:

•	provide that the authorized number of directors shall be not less than one (1) nor more than fifteen (15) as fixed from time to time by resolution of the Board;

•	provide that (a) special meetings of the stockholders may be called by the Chairman of the Board, the CEO, the President or by resolution adopted by a majority of the total number of authorized directors; and (b) the presence in person or by proxy of stockholders entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business; and

•	permit the Company, by action of the Board, to provide indemnification to employees and agents of the Company, in addition to indemnification that is mandatory for directors and officers, subject to certain provisions in accordance with Nevada law.

The above description of the changes effected by the Amended and Restated Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits:

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Indigo-Energy, Inc., adopted October 2, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indigo-Energy, Inc.

Date: October 3, 2014	By:	/s/ James C. Walter, Sr.
Name: James C. Walter, Sr.
Title: President

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Indigo-Energy, Inc., adopted October 2, 2014.

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